    As filed with the Securities and Exchange Commission on December 6, 2001

                                                Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                             THE WALT DISNEY COMPANY
             (Exact name of registrant as specified in its charter)

DELAWARE                             500 South Buena Vista Street                   95-4545390
(State or other jurisdiction         Burbank, California 91521-9722                 (I.R.S. Employer
of incorporation or                  (Address of Principal Executive Offices)       Identification No.)
organization)

     The Walt Disney Company Amended and Restated 1995 Stock Incentive Plan
 Infoseek Corporation Amended and Restated 1996 Stock Option/Stock Issuance Plan
 Infoseek Corporation 1998 Employee and Acquisition Nonqualified Stock Option Plan
 Starwave Corporation Revised 1992 Combined Incentive and Nonqualified Stock Option Plan
            Starwave Corporation 1997 Nonqualified Stock Option Plan
            Amended and Restated Quando, Inc. 1994 Stock Option Plan
    Amended and Restated Webchat Communications, Inc. 1996 Stock Option Plan

                            (Full Title of the Plans)

                             David K. Thompson, Esq.
                Senior Vice President--Assistant General Counsel
                          500 South Buena Vista Street
                            Burbank, California 91521
                                 (818) 560-1000
                     (Name and address of agent for service)

                                    copy to:

                             Morton A. Pierce, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019
                                 (212) 259-8000

                         ------------------------------





                                Page 1 of 9 Pages

                         CALCULATION OF REGISTRATION FEE

------------------------  --------------------  --------------------  --------------------  -------------------
Title of securities to    Amount to be          Proposed maximum      Proposed maximum      Amount of
be registered             registered (1)        offering price per    aggregate offering    registration fee
                                                share                 price                 (2)
------------------------  --------------------  --------------------  --------------------  -------------------
Disney Common Stock,
par value $0.01
per share                 100,000,000 shares          $19.83            $1,983,000,000      $473,937
------------------------  --------------------  --------------------  --------------------  -------------------
Disney Common Stock,
par value $0.01
per share                 5,283,369 shares(3)         $19.83            $  104,769,207      $25,040
------------------------  --------------------  --------------------  --------------------  -------------------
Disney Common Stock,
par value $0.01 per
share                     584,926 shares (4)          $19.83            $   11,599,083      $ 2,772
------------------------  --------------------  --------------------  --------------------  -------------------
Total                     105,868,295 shares                                                $182,112 (5)
------------------------  --------------------  --------------------  --------------------  -------------------

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plans listed above.
(2) Estimated for the sole purpose of computing the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per unit is calculated as the average of the high and low prices, reported by the New York Stock Exchange, Inc., of the Disney Common Stock of the Registrant on December 4, 2001.
(3) Represents 27,300,000 unissued shares of go.com Common Stock of the Registrant, par value $0.01 per share ("go.com Common Stock"), that (i) were initially registered on the Form S-8 Registration Statement of the Registrant (File No. 333-91571) on November 23, 1999 (the "333-91571 Registration Statement"), (ii) were issuable upon exercise of options to purchase shares of go.com Common Stock pursuant to the Registrant's Amended and Restated 1995 Stock Incentive Plan (the "1995 Plan") and (iii) following conversion of each share of go.com Common Stock into 0.19353 shares of Disney Common Stock on March 20, 2001, upon exercise of such options will result in the issuance of up to 5,283,369 shares of Disney Common Stock of the Registrant, in accordance with the terms of the Registrant's Amended and Restated Certificate of Incorporation and the 1995 Plan.
(4) Represents 3,022,404 unissued shares of go.com Common Stock that (i) were initially registered on the Form S-8 Registration Statement of the Registrant on November 23, 1999, which was filed as a post-effective amendment to the Registrant's Form S-4 Registration Statement filed on September 30, 1999 (each such Registration Statement has File No. 333-88105) (the "333-88105 Registration Statement"), (ii) were issuable upon exercise of options to purchase shares of go.com Common Stock pursuant to the Infoseek Corporation Amended and Restated 1996 Stock Option/Stock Issuance Plan, the Infoseek Corporation 1998 Employee and Acquisition Nonqualified Stock Option Plan, the Starwave Corporation Revised 1992 Combined Incentive and Nonqualified Stock Option Plan, the Starwave Corporation 1997 Nonqualified Stock Option Plan, the Amended and Restated Quando, Inc. 1994 Stock Option Plan and the Amended and Restated Webchat Communications, Inc. 1996 Stock Option Plan (the "Infoseek Plans") and (iii) following conversion of each share of go.com Common Stock into 0.19353 shares of Disney Common Stock on March 20, 2001, upon the exercise of such options will result in the issuance of up to 584,926 shares of Disney Common Stock of the Registrant, in accordance with the terms of the Registrant's Amended and Restated Certificate of Incorporation and the Infoseek Plans.
(5) Reflects an offset as permitted by Rule 457(p) of the Securities Act of (i) $251,636.04 for unissued shares of go.com Common Stock previously paid in connection with the filing of the 333-91571 Registration Statement and (ii) $68,001 for unissued shares of go.com Common Stock previously paid in connection with the filing of the 333-88105 Registration Statement.



                               Page 2 of 9 Pages

                             INTRODUCTORY STATEMENT

The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") on January 17, 1996 (SEC File No. 333-00253) in connection with The Walt Disney Company Amended and Restated 1995 Stock Incentive Plan (the "1995 Plan"). This Registration Statement registers an additional 100,000,000 shares of the Registrant's Disney Common Stock to be issued pursuant to the 1995 Plan. This Registration Statement also reflects the conversion of each share of go.com Common Stock into 0.19353 shares of Disney Common Stock in accordance with the terms of the Registrant's Amended and Restated Certificate of Incorporation and registers the shares of Disney Common Stock issuable upon the exercise of options to purchases go.com Common Stock pursuant to the 1995 Plan, the Infoseek Corporation Amended and Restated 1996 Stock Option/Stock Issuance Plan, the Infoseek Corporation 1998 Employee and Acquisition Nonqualified Stock Option Plan, the Starwave Corporation Revised 1992 Combined Incentive and Nonqualified Stock Option Plan, the Starwave Corporation 1997 Nonqualified Stock Option Plan, the Amended and Restated Quando, Inc. 1994 Stock Option Plan and the Amended and Restated Webchat Communications, Inc. 1996 Stock Option Plan (collectively, the "Plans").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         (a) Registrant's Annual Report on Form 10-K filed on December 20, 2000 and Amended Annual Report on Form 10-K/A filed June 28, 2001 for the fiscal year ended September 30, 2000;

         (b) Registrant's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000, March 31, 2001 and June 30, 2001;

         (c) Registrant's Current Reports on Form 8-K filed on November 9, 2001, October 30, 2001, October 25, 2001, October 16, 2001, October 4, 2001, September 24, 2001, September 24, 2001, September 21, 2001, September 19, 2001, July 30,
2001, April 23, 2001, January 30, 2001 and November 9, 2000 and Amended Current Report on Form 8-K/A filed on October 12, 2001; and

         (d) the description of Disney Common Stock contained in Registrant's Registration Statement on Form 8-A, filed November 17, 1999.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL


                                Page 3 of 9 Pages

         The validity of the Disney Common Stock that may be issued by the Registrant pursuant to the Plans will be passed upon for the Registrant by David
K. Thompson, Senior Vice President and Assistant General Counsel for the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Amended and Restated Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Registrant or by reason of the fact that such director or officer, at the request of the Registrant, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

         Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         The Registrant's Amended and Restated Certificate of Incorporation and Bylaws further provide that (i) Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Registrant or is serving at the request of Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Registrant would have the power to indemnify him against such liability under the provisions of law, and (ii) Registrant may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any and all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

         Registrant maintains an officer's and director's liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring Registrant under certain circumstances, in the event that indemnification payments are made to such officers and directors.

         Registrant has also entered into indemnification agreements (the "Indemnification Agreements") with certain of its directors and officers (individually, the "Indemnitee"). The Indemnification Agreements, among other things, provide for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the prompt advancement of all expenses to the Indemnitee and for reimbursement to Registrant if it is found that such Indemnitee is not entitled to such indemnification under applicable law. The Indemnification Agreements also provide that after a Change in Control (as defined in the Indemnification


                                Page 4 of 9 Pages

Agreements) of Registrant which is not approved by the Board of Directors of Registrant, all determinations regarding a right to indemnity and the right to advancement of expenses shall be made by independent legal counsel selected by the Indemnitee and approved by the Board of Directors. In addition, in the event of a Potential Change In Control (as defined in the Indemnification Agreements), the Indemnitee may require Registrant to establish a trust for his or her benefit and to fund such trust in amounts reasonably anticipated or proposed to be paid to satisfy Registrant's indemnification obligations under the Indemnification Agreements.

         The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant's Amended and Restated Certificate of Incorporation and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is


                                Page 5 of 9 Pages
incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                                Page 6 of 9 Pages

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on the 6th day of December, 2001.


                                            THE WALT DISNEY COMPANY


                                            BY: /s/ David K. Thompson
                                               ------------------------------
                                                    David K. Thompson
                                                    Senior Vice President -
                                                    Assistant General Counsel

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert A. Iger, Thomas O. Staggs, Christine M. McCarthy and David K. Thompson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                 Signature                    Title                                   Date
                 ---------                    -----                                   ----


          /s/ Michael D. Eisner               Chairman of the Board and Chief         November 27, 2001
  ----------------------------------------    Executive Officer (Principal
             Michael D. Eisner                Executive Officer)


            /s/ Roy E. Disney                 Vice Chairman of the Board              November 27, 2001
  ----------------------------------------
               Roy E. Disney

           /s/ Robert A. Iger                 President, Chief Operating Officer      November 27, 2001
 -----------------------------------------    and Director
               Robert A. Iger


          /s/ Thomas O. Staggs                Senior Executive Vice President and     November 27, 2001
  ---------------------------------------     Chief Financial Officer (Principal
              Thomas O. Staggs                Financial and Accounting Officer)


                                Page 7 of 9 Pages



           /s/ Reveta F. Bowers               Director                                November 27, 2001
  ----------------------------------------
              Reveta F. Bowers


           /s/ John E. Bryson                 Director                                November 27, 2001
 -----------------------------------------
               John E. Bryson


          /s/ Judith L. Estrin                Director                                November 27, 2001
-------------------------------------------
              Judith L. Estrin


           /s/ Stanley P. Gold                Director                                November 27, 2001
 ------------------------------------------
              Stanley P. Gold


          /s/ Monica C. Lozano                Director                                November 27, 2001
  ---------------------------------------
              Monica C. Lozano


          /s/ George J. Mitchell              Director                                November 27, 2001
 ------------------------------------------
             George J. Mitchell


          /s/ Thomas S. Murphy                Director                                November 27, 2001
  ---------------------------------------
              Thomas S. Murphy


       /s/ Leo J. O'Donovan, S.J.             Director                                November 27, 2001
 -----------------------------------------
           Leo J. O'Donovan, S.J.


            /s/ Sidney Poitier                Director                                November 27, 2001
 ------------------------------------------
               Sidney Poitier


          /s/ Robert A.M. Stern               Director                                November 27, 2001
   --------------------------------------
            Robert A.M. Stern


        /s/ Andrea L. Van De Kamp             Director                                November 27, 2001
   --------------------------------------
           Andrea L. Van de Kamp


          /s/ Raymond L. Watson               Director                                November 27, 2001
   --------------------------------------
             Raymond L. Watson


            /s/ Gary L. Wilson                Director                                November 27, 2001
  ----------------------------------------
               Gary L. Wilson



                                Page 8 of 9 Pages

                                INDEX TO EXHIBITS

NUMBER

4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex C of the Joint Proxy Statement/Prospectus included in the Registrant's Registration Statement on Form S-4 (No. 333-88105) filed with the Commission on September 30, 1999).

4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3 of the Registrant's Form 10-Q for the quarter ended March 31, 2000).

4.3 The Walt Disney Company Amended and Restated 1995 Stock Incentive Plan and Rules.*

4.4 Infoseek Corporation Amended and Restated 1996 Stock Option/Stock Issuance Plan (incorporated by reference to Infoseek's Form S-8 (File No. 333-67519) declared effective November 18, 1998).

4.5 Infoseek Corporation 1998 Employee and Acquisition Nonqualified Stock Option Plan (incorporated by reference to Infoseek's Annual Report on Form 10-K405 for the fiscal year ended October 3, 1998).

4.6 Starwave Corporation Revised 1992 Combined Incentive and Nonqualified Stock Option Plan (incorporated by reference to Infoseek's Form S-8 (File No. 333-67507) declared effective November 18, 1998).

4.7 Starwave Corporation 1997 Nonqualified Stock Option Plan (incorporated by reference to Infoseek's Form S-8 (File No. 333-67507) declared effective November 18, 1998).

4.8 Amended and Restated Quando, Inc. 1994 Stock Option Plan (incorporated by reference to Infoseek's Form S-8 (File No. 333-70939) declared effective January 21, 1999).

4.9 Amended and Restated Webchat Communications, Inc. 1996 Stock Option Plan (incorporated by reference to Infoseek's Form S-8 (File No. 333-67519) declared effective November 18, 1998).

5.1 Opinion of David K. Thompson, Esq. as to legality of the securities.*

23.1              Consent of PricewaterhouseCoopers LLP.*

23.2 Consent of David K. Thompson. Esq. (included in opinion filed as Exhibit 5.1).

24                Power of Attorney (included on the signature page).

---------------
* Filed herewith.




                                Page 9 of 9 Pages